                                                                  Exhibit 99.1

Nordstrom 401(k) Plan & Profit Sharing
Financial Statements as of and for the Years Ended
December 31, 2005 and 2004, and Supplemental Schedule as of
December 31, 2005, and
Report of Independent Registered Public Accounting Firm

NORDSTROM 401(K) PLAN & PROFIT SHARING
-----------------------------------------------------------------------------

TABLE OF CONTENTS
                                                                          Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                     1

FINANCIAL STATEMENTS:

Statements of Net Assets Available for Benefits
 as of December 31, 2005 and 2004                                           2

Statements of Changes in Net Assets Available for Benefits
 for the Years Ended December 31, 2005 and 2004                             3

Notes to Financial Statements                                               4

SUPPLEMENTAL SCHEDULE AS OF DECEMBER 31, 2005:

Schedule of Assets Held for Investment Purposes                            11


All other schedules required by Section 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 have been omitted because they are not applicable.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Administrative Committee
Nordstrom 401(k) Plan & Profit Sharing
Seattle, Washington


We have audited the accompanying statements of net assets available for benefits of the Nordstrom 401(k) Plan & Profit Sharing (the "Plan") as of December 31, 2005 and 2004, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of Plan sponsor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Plan is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Plan's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2005 and 2004, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of December 31, 2005, is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan sponsor's management. Such supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic 2005 financial statements and, in our opinion, is fairly stated, in all material respects, when considered in relation to the basic financial statements taken as a whole.

/s/ Deloitte & Touche LLP
Seattle, Washington
June 13, 2006

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)


                                                          2005         2004
                                                       ----------   ----------
ASSETS:
 Participant-directed investments - at fair value      $1,461,492   $1,269,831
 Employer contributions receivable                         66,436       54,576
 Accrued interest and dividends receivable                    355          281
 Other assets                                               2,092        1,194
                                                       ----------   ----------
    Total assets                                        1,530,375    1,325,882

LIABILITIES:
 Trustee and administrative fees payable                      463          602
 Excess contributions payable to participants                 761            -
                                                       ----------   ----------
    Total liabilities                                       1,224          602
                                                       ----------   ----------
NET ASSETS AVAILABLE FOR BENEFITS                      $1,529,151   $1,325,280
                                                       ==========   ==========


















The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
YEARS ENDED DECEMBER 31, 2005 and 2004
(dollar amounts in thousands)

                                                         2005          2004
                                                      ----------    ----------
ADDITIONS:
 Employer contributions                                  $66,436      $54,576
 Participant contributions                                63,917       61,414

 Investment income:
  Net realized and unrealized investment gains           141,967      113,063
  Interest and dividends                                  33,656       30,421
                                                      ----------   ----------
    Total investment income                              175,623      143,484
                                                      ----------   ----------
    Total additions                                      305,976      259,474
                                                      ----------   ----------

DEDUCTIONS:
 Benefit payments to participants                        (99,377)     (93,963)
 Trustee fees, administrative expenses, and other         (2,728)      (2,528)
                                                      ----------   ----------
    Total deductions                                    (102,105)     (96,491)
                                                      ----------   ----------

NET ADDITIONS                                            203,871      162,983

NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of year                                     1,325,280    1,162,297
                                                      ----------   ----------
 End of year                                          $1,529,151   $1,325,280
                                                      ==========   ==========







The accompanying Notes to the Financial Statements are an integral part of these statements.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)

1. THE PLAN AND SIGNIFICANT ACCOUNTING POLICIES

General-The Nordstrom 401(k) Plan & Profit Sharing (the "Plan"), as amended, was originally established on January 1, 1953. The Plan is an individual account profit sharing plan, which, since February 1, 1988, has included a 401(k) feature. Participants should refer to the Plan documents for a more complete description of the Plan's provisions. The following description is for informational purposes only and does not bind the Plan.

All employees in an eligible employment classification of Nordstrom, Inc. and participating subsidiaries (the "Company") are eligible to participate in the Plan. For purposes of eligibility for Company profit sharing and matching contributions, participation begins on the first day of the calendar month coinciding with or following the one-year anniversary from the employee's original hire date. For purposes of eligibility to make elective salary deferrals (401(k) contributions), participation begins on the first of the month coinciding with or following three full months of employment. The Plan also contains special eligibility provisions to ensure that all employees enter the Plan by the latest participation date required under the applicable provisions of the Internal Revenue Code.

Eligible employees who do not elect a different salary deferral contribution are automatically enrolled in the Plan beginning on the first of the month coinciding with or following the first anniversary of the employee's employment commencement date with a salary deferral contribution equal to 2% of compensation. Employees have the option to elect a zero percent salary deferral or to change their salary deferral percentage in accordance with the Plan.

For the Plan year ended December 31, 2005, to qualify for Company profit sharing and matching contributions, participants must work at least 1,000 hours during the payroll calendar year and be employed on the last day of the Plan Year (the "last day" requirement is waived if the participant terminates employment due to retirement, disability or death).

Effective January 1, 2005, the Plan was amended as follows:

- to reflect an employee's ability to irrevocably waive eligibility to participate in the Plan;

- to clarify the Plan's administration of insurance contracts held for investment in participant accounts;

- to reduce the threshold amount for involuntary distribution of a participant's account from $5 to $1 for distributions on and after March 28, 2005; and

- to increase the period of non-payment after which a participant loan will be deemed in default from 80 days to 90 days.

Effective January 1, 2004, the Plan was amended as follows:

- to establish uniform eligibility criteria for Company profit sharing and matching contributions;

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)

- to change the automatic enrollment date for elective salary deferrals from the first of the month after three months of employment to the first of the month after the first anniversary of the employee's employment commencement date;

- to increase the maximum elective salary deferral percentage for non-highly compensated employees to 50% from 15% of eligible Plan compensation; and

- to change the timing and availability rules for in-service distributions and hardship withdrawals.

Along with these design changes, effective January 1, 2004, the Plan's name was formally changed to the Nordstrom 401(k) Plan & Profit Sharing. The Plan was previously known as the Nordstrom Profit Sharing and 401(k) Retirement Plan.

Plan Contributions-

Profit Sharing Contributions-The Company's Board of Directors establishes the Company profit sharing contribution, if any, each year. The Board of Directors has complete discretion in determining the amount of the profit sharing contribution. Profit sharing contributions are invested in participant-directed investments or defaulted into the Nordstrom Select Moderate Fund (the General Balanced Fund in 2004). The Company's contribution for each Plan year is allocated based on a weighting of years of service and eligible compensation among the actively employed participants who qualify for a profit sharing contribution. For Plan purposes, eligible compensation generally includes salary and wages paid for employee service, including bonuses and commissions and excludes reimbursements and expense allowances, employee awards, fringe and welfare benefits, moving expenses, severance and disability pay, contributions to a nonqualified deferred compensation program and amounts received as stock or under any stock-based compensation program, and is capped by limits set under the Internal Revenue Code ($210 for the Plan Year ended December 31, 2005); participants should refer to the Plan document for specific details.

Employee 401(k) Contributions-Non-Highly Compensated Employees (NHCEs) may elect to defer 1% to 50% of eligible compensation on a pretax basis. The maximum elective salary deferral percentage for Highly Compensated Employees
(HCEs) is 15%. Employees age 50 and over are allowed a catch-up contribution on a pre-tax basis. For all employees, the Internal Revenue Service (IRS) limits participant contributions to a maximum of $14 in 2005.

Company Matching Contributions-The Company's matching contribution consists of a match of 100% of eligible participants' elective contributions up to 4% of the participants' eligible compensation.

Investment Programs-Participants are able to direct their accounts (including Company matching contributions) within any of the available funds, which are listed in the accompanying Schedule of Assets Held for Investment Purposes.

Participation in Investment Activity-Individual accounts are credited daily with a pro rata share of investment income (loss) experienced by the respective Plan funds into which their account balances have been directed.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)

Vesting in the Plan- Employees who terminate employment due to retirement, death, or disability are 100% vested in their Plan accounts, regardless of years of service. For purposes of the Plan, "retirement" is defined as ending employment at age 60 or older. On termination of employment for reasons other than retirement, disability, or death, the amounts credited to the accounts of participants are vested as follows:

Company Profit Sharing Contributions-Participants are 100% vested in Company profit sharing contributions attributable to years of service on and after January 1, 2000. For contributions received prior to January 1, 2000, participants are vested 20% after completing three years of service and will be credited with an additional 20% vesting for each additional year of service (1,000 hours of service in a payroll calendar year) until 100% vested at seven years.

Employee Contributions-Employee contributions (i.e., salary deferral, catch-up and rollover contributions) are always 100% vested.

Company Matching Contributions-Company matching contributions for employees hired prior to January 1, 2000, are 100% vested. Company matching contributions for employees whose first hour of service with the Company occurred on or after January 1, 2000 vest as follows: 33% after completing one year of service and 67% after two years of years of service. After three years of service, all Company matching contributions are 100% vested.

Forfeitures-Forfeitures are used to offset future Company matching contributions and, to the extent any forfeitures remain, to offset future Company profit sharing contributions. During the years ended December 31, 2005 and 2004, employer contributions were offset by forfeitures of $1,436, and $2,357, respectively.

Benefits-On termination of service, a participant (or participant's beneficiary in the case of death) may elect to receive the value of the vested interest in his or her account as a lump-sum distribution or, if the vested account balance excluding the rollover account exceeds $1, elect to remain in the plan. When an active participant reaches age 59 1/2 and continues to work for the Company, the participant is eligible to receive a partial or full distribution of his or her retirement benefits.

Payment of Benefits-Benefits are recorded when paid.

Participant Loans-Participants may borrow from their fund accounts a minimum of $1 up to a maximum equal to the lesser of $50 or 50% of their vested account balance. Loan terms are a maximum of 60 months or up to 20 years for the purchase of the principal residence of a participant. The loans are secured by the balance in the participant's account and bear fixed interest at rates commensurate with prevailing rates but not less than 1% over the then current prime rate as published by the Wall Street Journal. Interest rates for participant loans outstanding at December 31, 2005 range from 5.0% to 10.5% and are determined at the time the loan is approved. Principal and interest are paid semi-monthly through payroll deductions. Participants may pay monthly upon termination or leave of absence. Payment obligations are suspended for participants during periods of qualified military service. No more than two loans may be outstanding at any one time.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)

Trustees and Administrator of the Plan-The asset trustees of the Plan are Mercer Trust Company (all assets except the Nordstrom Select Funds) and Mellon Bank, N.A. (Mellon) (Nordstrom Select Funds only). Wells Fargo Bank, N.A. (Wells Fargo), served as the Trustee and Custodian for the Plan's General Balanced Fund through March 31, 2005, at which time the Plan transitioned those services to Mellon. Coinciding with the transition of trustee services to Mellon, the name of the General Balanced Fund was changed to the Nordstrom Select Moderate Fund. Additionally, two new funds called the Nordstrom Select Conservative Fund and Nordstrom Select Growth Fund, were created. These funds invest in the same underlying assets as the Select Moderate Fund, but have different allocations to create varying risk/return profiles. Beginning on April 1, 2005, Mellon serves as the Trustee and Custodian for the Nordstrom Select Funds.

The Plan is administered by the Company in conjunction with the Retirement
Committee, a committee appointed by the Company's Board of Directors comprised of the following individuals as of December 31, 2005:
- Mary D. Amundson        Divisional Vice President of Employee Benefits

- D. Wayne Gittinger      Former Director of the Company and
                        Partner, Lane Powell PC (a law firm)

- Michael G. Koppel       Executive Vice President and Chief Financial Officer

- Llynn (Len) A. Kuntz    Executive Vice President,
                        Northwest Regional Manager, Full-Line Stores

- Bruce A. Nordstrom      Chairman of the Board of Directors

- Delena M. Sunday        Executive Vice President,
                        Human Resources and Diversity Affairs

Putnam Fiduciary Trust Company provided administrative services to the Plan for the year ended December 31, 2004 and through March 31, 2005. In 2005, Putnam's recordkeeping business was spun off to create Mercer Human Resource Consulting, LLC. Under that company, Mercer Human Resource Services provided administrative services and Mercer Trust Company served as asset trustee to the Plan (for all assets except the Nordstrom Select Funds) for the year ended December 31, 2005.

Termination of the Plan-The Company reserves the right to suspend, discontinue, or terminate the Plan at any time. The Company may determine whether a suspension or discontinuance will or will not constitute termination of the Plan.

In the event the Plan is terminated, the respective accounts of the participants under the Plan shall become fully vested and nonforfeitable. After payment of expenses properly chargeable against the Plan, the trustees shall distribute all Plan assets to the participants in the proportions determined by their respective accounts.

Tax Status-The IRS has determined and informed the Company by a letter dated October 4, 2004, that the Plan is designed in conformity with the applicable requirements of the Internal Revenue Code.

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)


In a prior year, the Company identified some minor administrative issues with respect to the Plan and has worked to correct such issues through one of the IRS's voluntary correction programs. The IRS accepted the Company's proposed correction in August of 2004. The IRS approved corrections were completed in January of 2005 and the issue is now resolved.

Basis of Accounting-The accompanying financial statements have been prepared on the accrual basis of accounting.

Other Assets-Prior to 1993, after five years in the Plan, participants were allowed to purchase life insurance with up to 25% of their annual contributions. This option was terminated in May 1992; however, the Plan still holds previously purchased life insurance for participants. This amount represents the cash surrender value of the New England Life Insurance policy.

Investment Income-Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date. Net unrealized and realized investment gains and losses are calculated based upon the fair value at the beginning of the year of investments held at that date and the cost of investments purchased during the year.

Benefits Payable-Benefits payable to participants who have withdrawn from participation in the Plan as of December 31, 2005 and 2004, were $162 and $566, respectively.

2. INVESTMENTS
The Plan's investments are held by the trustees and are recorded at fair value based on quoted market prices at December 31, 2005 and 2004, except for the Putnam Stable Value Fund, which is a fully benefit responsive guaranteed investment contract fund and is recorded at contract value, which approximates fair value. The following table presents the value of investments that represent 5% or more of the Plan's net assets recorded at December 31:

                                                          2005         2004
                                                       ----------   ----------
Investments at fair value:
    Nordstrom Select Moderate Fund                       $428,711            *
    General Balanced Fund                                       *     $418,901
    Nordstrom, Inc. common stock                          222,041      135,777
    EuroPacific Growth Fund                               143,031      112,167
    George Putnam Fund of Boston                          117,866      110,676
    Dodge & Cox Stock Fund                                 92,349           **
    Putnam Fund for Growth and Income                          **       84,635
    Bank of New York Small Cap Growth                         ***       77,644

Investment at contract value:
    Putnam Stable Value Fund                               95,797       90,390

                                   - 8 -

NORDSTROM 401(k) PLAN & PROFIT SHARING
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2005 AND 2004
(dollar amounts in thousands)

   * Coinciding with the transition of trustee services to Mellon on April 1, 2005, the name of the General Balanced Fund was changed to the Nordstrom Select Moderate Fund.
  **  Fund was not part of the Plan's investment portfolio.
 ***  Fund balance does not exceed 5% of Plan net assets.

During 2005 and 2004, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated/(depreciated) in value as follows:

                                                          2005         2004
                                                       ----------   ----------
Investments
  Common stock                                         $ 82,853       $ 36,741
  Mutual funds/Proprietary plan fund                     59,269         71,373
  Common/collective trust                                    89          4,371
  Brokerage assets                                         (244)           578
                                                      ----------    ----------
                                                       $141,967       $113,063
                                                      ==========    ==========

The Putnam Stable Value Fund is a fully benefit responsive, guaranteed investment contract fund. The contract is included in these financial statements at contract value, which approximates fair value, as reported to the Plan by Mercer Trust Company. There are no reserves against contract value for credit risk of the contract issuer or otherwise. The average yield was approximately 4.7% for 2005 and 4.5% for 2004. The weighted average crediting interest rate was approximately 4.7% at December 31, 2005 and 4.5% at December 31, 2004.

3. RELATED PARTY TRANSACTIONS
Wells Fargo Bank was trustee of the Plan's General Balanced Fund through March 31, 2005. Mellon Bank, N.A. has been trustee of the Nordstrom Select Funds since April 1, 2005. Putnam Fiduciary Trust Company was trustee of all assets of the Plan other than the General Balanced Trust Fund from January 2004 to December 2004. Effective January 1, 2005, Putnam Fiduciary Trust Company changed its name to Mercer Trust Company and has been trustee of all assets of the Plan other than the Nordstrom Select Funds since that date. Accordingly, Mercer Trust Company, Wells Fargo Bank, and Putnam Fiduciary Trust Company are each a party-in-interest with respect to the Plan. The Plan has invested in investment funds managed by Wells Fargo Bank and by affiliates of Mercer Trust Company and Putnam Fiduciary Trust Company during 2005 and 2004. Transactions in these investments qualify as exempt party-in-interest transactions because an independent fiduciary causes the Plan to make these investment decisions. Fees paid by the Plan to Wells Fargo Bank, Mellon Bank, Mercer Trust Company, and Putnam Fiduciary Trust Company amounted to $166, $102, $591, and $204, respectively, for 2005. Fees paid by the Plan to Wells Fargo Bank and Putnam Fiduciary Trust Company amounted to $253 and $732, respectively, for 2004.

As the Plan sponsor, the Company is a party-in-interest with respect to the Plan. The Company's employer contributions to the plan qualify as party-in-interest transactions. These transactions are exempt party-in-interest transactions because a fiduciary does not cause the Plan to participate in the transactions. In addition, miscellaneous reimbursement of direct expenses paid by the Plan to the Company for Plan operations and administration amounted to $26 and $72 for 2005 and 2004, respectively.

4. EXCESS CONTRIBUTIONS PAYABLE TO PARTICIPANTS
The Plan is subject to certain compliance requirements of non-discrimination rules under ERISA and IRS guidelines. For the Plan year ended December 31, 2005, the Plan failed certain of these non-discrimination tests due to lower levels of contribution participation by non-highly compensated eligible Plan participants. In order to meet the compliance requirements, in March 2006, the Plan refunded a portion of the 2005 contributions made by highly compensated participants. The refund totaled $761 and is recorded as "Excess contributions payable to participants" in the December 31, 2005 Statement of Net Assets Available for Benefits. The refund is included in "Benefit payments to participants" on the Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 2005. The refund amount includes approximately $117 of investment earnings.

5. RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for benefits per the financial statements to the amounts reflected in the Form 5500 as filed by the Company with the Employee Benefits Security Administration as of December 31:

                                                         2005         2004
                                                      ----------   ----------
Net assets available for benefits per the
  financial statements                                $1,529,151   $1,325,280
Trustee and administrative fees payable                      463          602
Certain deemed distributions of participant
  loans                                                        -         (595)
                                                      ----------   ----------
Net assets available for benefits per
  Form 5500                                           $1,529,614   $1,325,287
                                                      ==========   ==========

                                   - 10 -


NORDSTROM 401(k) PLAN & PROFIT SHARING
SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
DECEMBER 31, 2005
(dollar amounts in thousands)

Identity of issue,         Description of investment                      Current
  borrower, lessor           including maturity date,                       Value
  or similar party           rate of interest,
                             collateral, par, or
                             maturity value
-------------------------------------------------------------------------------------

* Party-in-interest

* Nordstrom, Inc.          Nordstrom Stock Fund       Common stock          $ 222,041

American Funds             American Funds
                           Europacific Growth         Mutual fund             143,031

* Putnam Investments       George Putnam Fund         Mutual fund             117,866

* Putnam Investments       Putnam Stable Value Fund   Common/collective
                                                      Trust                    95,797

Dodge & Cox                Dodge & Cox Stock Fund     Mutual fund              92,349
Neuberger & Berman         Small Cap NBF Genesis      Mutual fund              75,407

The Bank of New York       BONY Hamilton Small
                           Cap Growth                 Mutual fund              74,782

Vanguard                   Vanguard Institutional
                           Index Fund                 Mutual fund              54,912

Allianz Global Investors   PIMCO RCM Large Cap
                           Growth Fund                Mutual fund              44,479

PIMCO                      PIMCO Total Return Fund    Mutual fund              38,688

Self-directed brokerage    Brokerage Securities       Brokerage assets          8,312

* Putnam Investments       SDB Money Market Fund      Money Market              1,320

* Putnam Investments                                  Pending cash account         40

* Participant Loans                                                            57,163


                                    Nordstrom Select Funds

                        (Including Nordstrom Select Conservative, Nordstrom
                         Select Moderate, and Nordstrom Select Growth Funds)


PIMCO                      PIMCO Total Return Fund    Mutual fund              81,877

Dodge & Cox                Dodge & Cox Income Fund    Mutual fund              81,812

Dodge & Cox                Dodge & Cox Stock Fund     Mutual fund              44,703

Frank Russell              Frank Russell
                           Equity II Fund             Mutual fund              22,111

Neuberger & Berman         Neuberger Berman
                           Genesis Institutional      Mutual fund              11,245

Capital Guardian           Capital Guardian           Common/collective
                           International              trust                    72,228

Capital Guardian           Capital Guardian           Common/collective
                           US Equity                  trust                    65,391

The Boston Company         Pooled Employee Daily      Common/collective
                           Liquidity Fund             trust                     1,789

                                         - 11 -

A C Moore Arts &           A C Moore Arts &
Crafts, Inc.               Crafts, Inc.               Common stock                182

Abbott Labs                Abbott Labs                Common stock                446

Acuity Brands, Inc.        Acuity Brands, Inc.        Common stock                 24

Aetna, Inc.                Aetna, Inc.                Common stock                820

AFLAC, Inc.                AFLAC, Inc.                Common stock                529

Airgas, Inc.               Airgas, Inc.               Common stock                 71

American Healthways, Inc.  American Healthways, Inc.   Common stock               158

American International     American International
Group, Inc.                Group, Inc.                 Common stock               962

American Medical           American Medical
Systems Holdings, Inc.     Systems Holdings, Inc.      Common stock                86

Amylin                     Amylin
Pharmaceuticals, Inc.      Pharmaceuticals, Inc.       Common stock                78

Anntaylor Stores Corp.     Anntaylor Stores Corp.      Common stock               145

Apple Computer, Inc.       Apple Computer, Inc.        Common stock               965

Atwood Oceanic, Inc.       Atwood Oceanic, Inc.        Common stock                70

Autodesk, Inc.             Autodesk, Inc.              Common stock               466

Avaya, Inc.                Avaya, Inc.                 Common stock               525

Baker Hughes, Inc.         Baker Hughes, Inc.          Common stock               868

BE Aerospace, Inc.         BE Aerospace, Inc.          Common stock                60

Blue Coat Systems, Inc.    Blue Coat Systems, Inc.     Common stock                93

Boeing Co.                 Boeing Co.                  Common stock               723

Boston Private             Boston Private
Financial Holdings, Inc.   Financial Holdings, Inc.    Common stock                61

Cabot Microelectronics     Cabot
Corp.                      Microelectronics Corp.      Common stock                47

Canadian Natural           Canadian Natural
Resources, LTD             Resources, LTD              Common stock               718

Carnival Corporation       Carnival Corporation        Common stock               630

Centene Corporation        Centene Corporation         Common stock                95

Central Garden &           Central Garden &
Pet Company                Pet Company                 Common stock               117

Charles River Laboratories Charles River Laboratories
International, Inc.        International, Inc.         Common stock               199

Citigroup, Inc.            Citigroup, Inc.             Common stock             1,241

Coach, Inc.                Coach, Inc.                 Common stock               547

Cogent, Inc.               Cogent, Inc.                Common stock                82

Cognizant Tech Solutions   Cognizant Tech Solutions    Common stock               481

Coherent, Inc.             Coherent, Inc.              Common stock                86

Commercial Capital         Commercial Capital
BanCorp, Inc.              BanCorp, Inc.               Common stock                40

Community Banks, Inc.      Community Banks, Inc.       Common stock                25

Connetics Corp.            Connetics Corp.             Common stock                85

Core Laboratories N V      Core Laboratories N V       Common stock                97

Corning, Inc.              Corning, Inc.               Common stock               407

Corrections Corporation    Corrections Corporation
of America                 of America                  Common stock                22

Costar Group, Inc.         Costar Group, Inc.          Common stock               190

CRA International, Inc.    CRA International, Inc.     Common stock                99

Cubist Pharmaceuticals,    Cubist Pharmaceuticals,
Inc.                       Inc.                        Common stock                40

Daktronics, Inc.           Daktronics, Inc.            Common stock                68

Dick's Sporting            Dick's Sporting
Goods, Inc.                Goods, Inc.                 Common stock               229

                                         - 12 -

Digirad Corp.              Digirad Corp.               Common stock                17

Dime Community             Dime Community
Bancshares, Inc.           Bancshares, Inc.            Common stock                18

Discovery                  Discovery
Laboratories, Inc.         Laboratories, Inc.          Common stock                94

Dycom Industries, Inc.     Dycom Industries, Inc.      Common stock                23

EBAY, Inc.                 EBAY, Inc.                  Common stock               528

Educate, Inc.              Educate, Inc.               Common stock                16

Education Mgmt Corp.       Education Mgmt Corp.        Common stock               121

EMC Corporation            EMC Corporation             Common stock               599

Entegris, Inc.             Entegris, Inc.              Common stock                62

F5 Network, Inc.           F5 Network, Inc.            Common stock               100

Filnet Corp.               Filnet Corp.                Common stock                75

Flanders Corp.             Flanders Corp.              Common stock                22

Flushing Financial Corp.   Flushing Financial Corp.    Common stock                42

Formfactor, Inc.           Formfactor, Inc.            Common stock                61

Forrester Research, Inc.   Forrester Research, Inc.    Common stock                45

Forward Air Corp.          Forward Air Corp.           Common stock                27

Fossil, Inc.               Fossil, Inc.                Common stock                99

Franklin Resources, Inc.   Franklin Resources, Inc.    Common stock             1,363

Gaylord Entertainment      Gaylord
Company                    Entertainment Company       Common stock               109

Genentech, Inc.            Genentech, Inc.             Common stock               583

General Electric Company   General Electric Company    Common stock             1,815

Genworth Financial, Inc.   Genworth Financial, Inc.    Common stock               588

Gilead Sciences, Inc.      Gilead Sciences, Inc.       Common stock               711

Google, Inc.               Google, Inc.                Common stock             1,091

Grey Wolf, Inc.            Grey Wolf, Inc.             Common stock                82

Halliburton Co.            Halliburton Co.             Common stock               649

Health Net, Inc.           Health Net, Inc.            Common stock               478

Hercules Offshore, Inc.    Hercules Offshore, Inc.     Common stock                13

Hewlett Packard Co.        Hewlett Packard Co.         Common stock             1,033

Hexcel Corp.               Hexcel Corp.                Common stock                42

Hot Topic, Inc.            Hot Topic, Inc.             Common stock               178

IDEXX Labs, Inc.           IDEXX Labs, Inc.            Common stock                66

IMMUCOR, Inc.              IMMUCOR, Inc.               Common stock                72

IVAX Corp.                 IVAX Corp.                  Common stock               515

IXIA                       IXIA                        Common stock               101

J2 Global                  J2 Global                   Common stock               122

JC Penny Co., Inc.         JC Penny Co., Inc.          Common stock               645

Johnson & Johnson          Johnson & Johnson           Common stock               580

KFX, Inc.                  KFX, Inc.                   Common stock                87

Kronos, Inc.               Kronos, Inc.                Common stock               119

LEGC Corp.                 LEGC Corp.                  Common stock                22

Manhattan Assocs, Inc.     Manhattan Assocs, Inc.      Common stock                51

                                         - 13 -

Marinemax, Inc.            Marinemax, Inc.             Common stock                32
Marriott                   Marriott
International, Inc.        International, Inc.         Common stock               630

Martex Biosciences Corp.   Martex Biosciences Corp.    Common stock               123

Marvell Technology         Marvell Technology
Group LTD                  Group LTD                   Common stock               830

Medtronic, Inc.            Medtronic, Inc.             Common stock             1,157

Merit Med Sys, Inc.        Merit Med Sys, Inc.         Common stock               124

Merrill Lynch & Co., Inc.  Merrill Lynch & Co., Inc.   Common stock             1,016

Microsoft Corp.            Microsoft Corp.             Common stock               981

Motorola, Inc.             Motorola, Inc.              Common stock               992

M-System Flash             M-System Flash
Disk Pioneer               Disk Pioneer                Common stock                40

National Financial         National Financial
Partners Corp.             Partners Corp.              Common stock               164

Nektar Therapeutics        Nektar Therapeutics         Common stock                54

Netgear, Inc.              Netgear, Inc.               Common stock               124

Neurocrine                 Neurocrine
Biosciences, Inc.          Biosciences, Inc.           Common stock                80

Nike, Inc.                 Nike, Inc.                  Common stock               712

Noble Corp.                Noble Corp.                 Common stock               432

Novartis AG                Novartis AG                 Common stock               660

Nuvasive, Inc.             Nuvasive, Inc.              Common stock                82

O2Micro International LTD  O2Micro International LTD   Common stock                83

Oceaneering                Oceaneering
International, Inc.        International, Inc.         Common stock               114

Oracle Corporation         Oracle Corporation          Common stock               440

Oxford Industries, Inc.    Oxford Industries, Inc.     Common stock                98

Palm, Inc.                 Palm, Inc.                  Common stock                32

Pepsico, Inc.              Pepsico, Inc.               Common stock             1,176

Performance Food Group     Performance Food Group      Common stock               143

Petco Animal Supplies      Petco Animal Supplies       Common stock               206

PF Chang's                 PF Chang's
China Bistro, Inc.         China Bistro, Inc.          Common stock                57

PFF BanCorp, Inc.          PFF BanCorp, Inc.           Common stock                37

Pfizer, Inc.               Pfizer, Inc.                Common stock               690

Phase Forward, Inc.        Phase Forward, Inc.         Common stock                30

Piper Jaffray Companies    Piper Jaffray Companies     Common stock                20

Pixar                      Pixar                       Common stock               445

Plexus Corp.               Plexus Corp.                Common stock               111

Prestige Brands            Prestige Brands
Holdings, Inc.             Holdings, Inc.              Common stock               198

Princeton Review, Inc.     Princeton Review, Inc.      Common stock                17

Proassurance Corporation   Proassurance Corporation    Common stock               165

Proctor & Gamble Co.       Proctor & Gamble Co.        Common stock             1,335

PSS World Med, Inc.        PSS World Med, Inc.         Common stock                72

Respironics, Inc.          Respironics, Inc.           Common stock               174

RF Micro Devices, Inc.     RF Micro Devices, Inc.      Common stock                56

RSA Security, Inc.         RSA Security, Inc.          Common stock                94

Sandisk Corp.              Sandisk Corp.               Common stock               825

                                         - 14 -

Sapient Corp.              Sapient Corp.               Common stock                97

Scholastic Corp.           Scholastic Corp.            Common stock               115

SCP Pool Corp.             SCP Pool Corp.              Common stock               104

Semtech Corp.              Semtech Corp.               Common stock                95

Shamir Optical             Shamir Optical
Industry, Ltd              Industry, Ltd               Common stock                20

Shaw Group, Inc.           Shaw Group, Inc.            Common stock                96

Shire PLC                  Shire PLC                   Common stock               433

Superior Energy            Superior Energy
Services, Inc.             Services, Inc.              Common stock               133

Sybron Dental              Sybron Dental
Specialties, Inc.          Specialties, Inc.           Common stock               205

Symmetry Medical, Inc.     Symmetry Medical, Inc.      Common stock                66

Target Corp.               Target Corp.                Common stock               440
Tercica, Inc.              Tercica, Inc.               Common stock                90

Tessera Technologies, Inc. Tessera Technologies, Inc.  Common stock               131

Teva Pharmaceutical        Teva Pharmaceutical
Industries LTD             Industries LTD              Common stock               362

Texas Instruments, Inc.    Texas Instruments, Inc.     Common stock               208

The South Financial        The South Financial
Group, Inc.                Group, Inc.                 Common stock                11

Tibco Software, Inc.       Tibco Software, Inc.        Common stock               104

Todco                      Todco                       Common stock                61

Trimble Navigation Ltd     Trimble Navigation Ltd      Common stock               135

UCBH Holdings, Inc.        UCBH Holdings, Inc.         Common stock               217

United Health Group, Inc.  United Health Group, Inc.   Common stock               910

United National, Inc.      United National, Inc.       Common stock                95

United Surgical Partners   United Surgical Partners
International, Inc.        International, Inc.         Common stock               124

United Technologies Corp.  United Technologies Corp.   Common stock             1,025

Univision                  Univision                   Common stock               431

Unova, Inc.                Unova, Inc.                 Common stock                29

US BanCorp                 US BanCorp                  Common stock               569

UTi Worldwide, Inc.        UTi Worldwide, Inc.         Common stock               188

Valero Energy Corp.        Valero Energy Corp.         Common stock               439

VCA Antech, Inc.           VCA Antech, Inc.            Common stock               255

Vistcare, Inc.             Vistcare, Inc.              Common stock                61

Walgreen Co                Walgreen Co                 Common stock               664

Waste Connections, Inc.    Waste Connections, Inc.     Common stock                52

Weatherford                Weatherford
International, LTD         International, LTD          Common stock               598

Westamerica                Westamerica
BanCorporation             BanCorporation              Common stock                21

Wilmington TR Corp.        Wilmington TR Corp.         Common stock                21
Wm. Wrigley Jr. Company    Wm. Wrigley Jr. Company     Common stock               434

Wolverine World Wide, Inc. Wolverine World Wide, Inc.  Common stock               137

Wright Medical Group, Inc. Wright Medical Group, Inc.  Common stock               146

Wyeth                      Wyeth                       Common stock               888

XTO Energy, Inc.           XTO Energy, Inc.            Common stock               874

Yahoo, Inc.                Yahoo, Inc.                 Common stock               765

                                         - 15 -

Zimmer Holdings, Inc.      Zimmer Holdings, Inc.       Common stock               452

Zions BanCorp              Zions BanCorp               Common stock               931

Zoran Corp.                Zoran Corp.                 Common stock               125


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